Exhibit 99.1


                                                  Contact:  Anthony Dillon, Esq.
                                                  Office:   732-544-5715


         MILLENNIUM CELL INC. ANNOUNCES RESIGNATION OF STEPHEN S. TANG;
                      H. DAVID RAMM NAMED CEO AND PRESIDENT

Eatontown, NJ--March 16, 2004--Millennium Cell Inc. (NASDAQ: MCEL), a leading technology development company that has created a proprietary process to safely store, generate and deliver pure hydrogen, announced today the resignation of Stephen S. Tang, Ph.D., effective March 19, 2004, from his positions as Chief Executive Officer, President and a Director. Dr. Tang resigned to pursue other interests. The Board of Directors of Millennium Cell has appointed H. David Ramm as Chief Executive Officer and President until a permanent successor has been selected.

Mr. Ramm has been a director of Millennium Cell prior to its initial public offering in 2000. Mr. Ramm is a principal of DKR Development, L.L.C., a renewable energy consulting and project development firm. He was formerly President, Chief Executive Officer and a Director of Integrated Electrical Services. From 1997 to March 2000, he was employed first as managing director of Enron Renewable Energy, and then as President of Enron Wind Corp. Before this he was Chairman and Chief Executive Officer of International Fuel Cells Corporation, a unit of United Technologies Corporation.

"Dr. Tang is a talented leader," stated Chris Andersen, the Chairman of the Board of Millennium Cell. "The significant contributions he has made to Millennium Cell are widely acknowledged and greatly appreciated. On behalf of the Millennium Cell Board, we want to thank him for his dedicated service to the Company and we wish him much success in his future endeavors. To ensure an orderly transition, Dr. Tang has agreed to provide consulting services to the Company and its Board."

Commenting on his departure, Dr. Tang stated, "It has been an honor and privilege to have built and grown Millennium Cell for the past four years and see it through its initial public offering, two follow on financings and its early technology and commercialization challenges. I am particularly proud of the Hydrogen on Demand(TM) process that has been developed by Millennium Cell and being applied to standby power, military portable, consumer electronic and transportation applications. I feel that it is time for me to move on to pursue other personal and professional interests and I wish Millennium Cell much success in the future."

Founded in 1998, Millennium Cell is based in Eatontown, N.J. and has developed a multi-faceted patent portfolio, which Millennium Cell is pursuing in the United States and internationally surrounding a proprietary process called Hydrogen on Demand(TM). Hydrogen on Demand(TM) safely generates pure hydrogen from environmentally friendly raw materials. In the process, the energy potential of hydrogen is carried in the chemical bonds of sodium borohydride, which in the presence of a catalyst releases hydrogen. The primary input components of the reaction are water and sodium borohydride, a derivative of borax. Borax is found in substantial natural reserves globally. Hydrogen generated b this process can be used to power fuel cells or fed directly to internal combustion engines. Millennium Cell also has a patented design for boron-based longer-life batteries. The company is quoted on NASDAQ under the symbol MCEL. For more information on Millennium Cell, visit www.millenniumcell.com or call 866-532-2783.

Cautionary Note Regarding Forward-looking Statements:

This press release may include statements that are not historical facts and are considered "forward-looking" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Millennium Cell's current views about future events and financial performance. These forward-looking statements are identified by their use of terms and phrases such as "believe," "expect," "plan," "anticipate", "on target" and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from Millennium Cell's expectations, and Millennium Cell expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to, the following: (i) the cost and timing of development and market acceptance of Millennium Cell's hydrogen fuel storage and delivery system; (ii) the cost and commercial availability of the quantities of raw materials required by the hydrogen fuel storage and delivery systems; (iii) competition from current, improving and alternative power technologies; (iv) our ability to raise capital at the times, in the amounts and at the costs and terms that are acceptable to fund the development and commercialization of our hydrogen fuel storage and delivery system; (v) our ability to protect our intellectual property; (vi) our ability to achieve budgeted revenue and expense amounts; and (vii) other factors detailed from time to time in Millennium Cell's filings with the Securities and Exchange Commission. Any forward-looking statements set forth in this news release or Millennium Cell's website speak only as of the date of this news release. Millennium Cell does not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof.


                                      # # #